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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-200853, 333-196673, 333-165013, 333-173313 and 333-113723 on Form S-8 of our reports dated April 15, 2015, relating to the consolidated financial statements and financial statement schedule of The Pep Boys—Manny, Moe & Jack and subsidiaries (the "Company") and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the fiscal year ended January 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
April 15, 2015

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM